Exhibit (h)(66)


                                                  ________________, 2002

The RBB Fund, Inc.


         RE: ADMINISTRATION, ACCOUNTING, TRANSFER AGENCY, AND CUSTODIAN SERVICES FEES

Dear Sir/Madam:

         This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of (i) an Administration and Accounting Services Agreement dated ________, 2002 between The RBB Fund, Inc. (the "Fund") and PFPC (the "Agreement") for services provided on behalf of its Baker Growth Fund (the "Portfolio"); (ii) a Transfer Agency Services Agreement dated November 5, 1991, between the Fund and PFPC as supplemented on _________, 2002 with respect to the Portfolio; and (iii) a Custodian Agreement dated August 16, 1988 between the Fund and PFPC Trust Company ("PFPC Trust"), as supplemented on _____________, 2002 with respect to the Portfolio (collectively, the "Agreements"). Pursuant to the Agreements, and in consideration of the services to be provided to the Portfolio, the Fund will pay PFPC annual accounting, administration, transfer agency and custodian services fees to be calculated daily and paid monthly as set forth below.

ASSET BASED FEES:

         The following annual fee will be calculated based upon the Portfolio's average net assets and paid monthly:

         .15% of the Portfolio's first $250 million of average net assets; and, .12% of the Portfolio's average net assets in excess of $250 million.

MINIMUM ANNUAL FEE:

         The minimum annual fee will be $125,000 for the Portfolio, exclusive of multiple class fees, transaction charges, account fees, FundSERV Networking fees, IMPRESSNet fees and out-of-pocket and other charges. Fees are billed monthly based on one-twelfth (1/12th) of the annual fee.

MONTHLY MULTIPLE CLASS FEE:

         The monthly multiple class fee will be $2,500 per class for each class beyond the first class in the Portfolio.


SHAREHOLDER ACCOUNT FEE*:
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         Active Account:                         $20.00 per account, per annum
         Inactive Account:                       $  3.60 per account, per annum

         Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

*There will be no charge for the first 500 accounts.

TRANSFER AGENCY TRANSACTION CHARGES:

         Purchase/Redemption/Transfer/           $ 1.00 per transaction
         Maintenance

         Customer Service/Broker Phone Calls:    $ 2.00 per call

         New Account Opening:                    $  .40 per account
                                                        (electronic interface)
                                                 $ 5.00 per account (paper)

         12b-1 calculation:                      $  .25 per account per
                                                        calculation

         Checkwriting:                           $ 1.85 per account with
                                                        checkwriting per annum

                                                 $  .10 per check transaction
                                                        (non-return of checks)

                                                 $  .50 per check transaction
                                                        (return of checks)

                                                 $12.50 each -- stop payments*
                                                 $15.00 each -- non-sufficient
                                                        funds*
                                                 $ 2.50 each -- check copy*

         *May be paid by the shareholder

FUNDSERV/NETWORKING FEES:

PFPC Setup Fee:                              $2,000 one-time charge per fund
                                                    family

PFPC Transaction Fees:

         FundSERV:                           $  .10 per transaction
         Networking:                         $  .15 per transaction, if the
                                                    trade is confirmed the same
                                                    day

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         Commission Settlement:           No charge
         ACATS:                           No charge
         Mutual Fund Profile Service:     $10.00 per month per fund/class
                                          ($100.00 maximum per month)

         Note: NSCC will deduct its direct monthly fee on the 15th of each month from PFPC's cash settlement that day. PFPC will include these charges as an out-of-pocket expense on its next invoice.

IMPRESSNET(R) SERVICES CHARGES:


                                IMPRESSNet Retail

One Time Set-Up Fee:

        ------------------------------------ -----------------------
                NUMBER OF ACCOUNTS                  SET-UP FEE
           (COUNTED AT IMPLEMENTATION)
        ------------------------------------ -----------------------
        Less than 20,000 Accounts                    $15,000
        ------------------------------------ -----------------------


Annual Recurring Fee - Starts in Year 1:

        ------------------------------------ -----------------------
        NUMBER OF ACCOUNTS 1                       ANNUAL FEE
        ------------------------------------ -----------------------
        Less than 20,000 Accounts                   $10,500
        ------------------------------------ -----------------------


MONTHLY MINIMUMS:

        ------------------------------------ ----------------- -----------------
                                                 INQUIRY         TRANSACTION
              NUMBER OF ACCOUNTS                 MINIMUM           MINIMUM
        ------------------------------------ ----------------- -----------------
        Less than 20,000 Accounts                 $1,200             $120
        ------------------------------------ ----------------- -----------------

Inquiry / Transaction / Account Maintenance Fees:

         The fee for an Account Inquiry is $0.10 per occurrence. For an Account Transaction, the fee is $0.50 per occurrence. The fee for Account Maintenance is $1.00 per occurrence. The fee for New Account Set-Up is $1.50 per occurrence. These fees are tracked and billed monthly. There is a minimum each month for both inquiries and transactions.

1 COUNTED AT IMPLEMENTATION AND THEN AT EACH SUBSEQUENT ANNIVERSARY DATE FROM THE DATE OF IMPLEMENTATION. ANNUAL FEE WILL BE ADJUSTED ACCORDINGLY.

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Volume Discount for Inquiries:

        ------------------------------------------- ----------------------
             (OVER LIFE OF THE AGREEMENT)              FEE PER INQUIRY
                NUMBER OF INQUIRIES
        ------------------------------------------- ----------------------
        Less than 100,000 Inquiries                         $0.10
        ------------------------------------------- ----------------------
        Between 100,001 and 200,000 Inquiries               $0.08
        ------------------------------------------- ----------------------
        Between 200,001 and 300,000 Inquiries               $0.05
        ------------------------------------------- ----------------------
        Over 300,000 Inquiries                              $0.03
        ------------------------------------------- ----------------------


Other Fees:

         Customization Fee:  $180 per hour

CUSTODY TRANSACTION CHARGES:

         A transaction includes buys, sells, calls, puts, maturities, free deliveries, free receipts, exercised or expired options, opened or closed short sales and the movement for each piece of underlying collateral for a repurchase agreement, etc.

         DTC/Fed book entry                 $10.00
         Paydowns                           $ 4.50
         PTC book entry                     $15.00
         Physical certificate               $20.00
         Options contract                   $30.00
         Futures margin variation           $10.00
         Short sale                         $15.00
         Trade revision/cancellation        $15.00

SHAREHOLDER EXPENSES: (Which may be incurred by the Fund)

         Shareholder Expenses include, but are not limited to: IRA/Keogh processing, exchange fees between portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

OUT-OF-POCKET AND OTHER CHARGES:

         The Fund will pay for PFPC's out-of-pocket and other charges, including, but not limited to, postage, telephone, telex, overnight express charges, conversion/deconversion amounts, costs to obtain independent security market quotes, cost of access to the data warehouse system, processing fees related to initial Blue Sky filings, global sub-custody charges, data transmissions, check processing fees, $2 per month holdings charge per security, segregated accounts, federal reserve wire fees, proxy services, tax relief services, [sweep fees], mailgrams, hardware/phone lines for transmissions, microfilm/microfiche, ACH charges, exchange fees, record retention, b/c notices, consolidated statements, account transcripts, audio response, ad hoc reports/labels/user tapes, development programming costs, travel expenses, training expenses and expenses incurred at the direction of the Fund.


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MISCELLANEOUS:

         Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

         With respect to any daily net overdrawn cash balances for the Portfolio, a monthly charge shall be assessed based on 125% of the average federal funds rate for that month.

         PFPC Trust will, consistent with applicable law, sweep any net excess cash balances daily into an investment vehicle or other instrument designated in writing by the Fund (from which PFPC Trust may receive compensation), so long as the vehicle or instrument is acceptable to PFPC Trust. PFPC Trust will credit the Fund with such sweep earnings on a monthly basis (less .25% of assets swept).

         PFPC Trust shall be entitled to deduct its fees and charges from the Portfolio's account monthly when due, provided that PFPC Trust shall promptly account for such fees and charges to the Fund. Adjustments to such fees and charges (if any) will be made in the next monthly payment period.

         If during the next three years, PFPC and or PFPC Trust are removed from any of the Agreements, PFPC will recoup from the Fund 100% of the fees waived during the first year.

         The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.


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         If the foregoing  accurately  sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.


                                                   Very truly yours,

                                                   PFPC INC.

                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------


                                                   PFPC TRUST COMPANY

                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------


Agreed and Accepted:

THE RBB FUND, INC.

By:
       ----------------------
Name:
       ----------------------
Title:
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